Exhibit (s)

Power of Attorney

I, Stephen H. Penman, the undersigned Director of UBS Event Fund, L.L.C. and UBS Multi-Strat Fund, L.L.C. (the “Funds”), hereby authorize each of Robert F. Aufenanger, Eric B. Brotman, Stephen Roussin and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: _/s/ Stephen H. Penman__________

Name: Stephen H. Penman
Title: Director

Dated as of March 7, 2008

Power of Attorney

I, George W. Gowen, the undersigned Director of UBS Event Fund, L.L.C. and UBS Multi-Strat Fund, L.L.C. (the “Funds”), hereby authorize each of Robert F. Aufenanger, Eric B. Brotman, Stephen Roussin and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: _/s/ George W. Gowen__________

Name: George W. Gowen
Title: Director

Dated as of March 7, 2008